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                                                                  Exhibit 1.2
                                                                  -----------

                             SUBSCRIPTION AGREEMENT

Interferon Sciences, Inc.          Fax Number (908) 249-6895
783 Jersey Avenue                  ATTN:  Stanley G. Schutzbank
New Brunswick, New Jersey 08901


Gentlemen:


       The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase shares of Common Stock, par value $.01 per share (the "Securities"), of Interferon Sciences, Inc., a Delaware corporation (the "Company"), at a per share purchase price of $1.20, in the amounts set forth on the Signature Page to this Subscription Agreement and on the terms set forth in the Prospectus dated ___________, 1995 (the "Prospectus"), which is part of Securities and Exchange Commission Registration Statement No. 33-59479 (the "Registration Statement"), and in this Subscription Agreement.

       The Subscriber represents and warrants to the Company and covenants and agrees with it as follows:

       1. Payment; Escrow. The Company has entered into an Escrow Agreement (the "Escrow Agreement") with Bank of Montreal Trust Company (the "Bank"), and the Bank has established an escrow account (the "Escrow Account"). The Subscriber shall forthwith cause the full amount of the subscription price to be paid by check, payable to [Insert name of Special Escrow Account at Bank], or wire transferred to the Escrow Account as follows:

                            Chemical Bank - New York City
                            ABA:   021000128
                            FBO:   Bank of Montreal Trust Company
                                   Account No. 400-046075
                            Attn:  Amy Roberts
                            Ref:   Interferon

If by ____________, 1995, or such later date, not later than _______, 1995, to which the offering contemplated by the Prospectus (the "Offering") may be extended by Sunrise Securities Corp., the underwriter for the Offering (the "Underwriter"), in its sole discretion, the proceeds of the sale of at least 6,500,000 shares of Common Stock have been deposited in the Escrow Account and the Escrow Agent has been notified by the Company and the Underwriter that the Company has accepted subscription agreements for at least 6,500,000 shares of Common Stock and that the other conditions for a closing of all or a portion of
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the shares subject to the Offering have been met, and from time to time thereafter after the Escrow Agent has been notified by the Company and the Underwriter that the Company has accepted additional subscription agreements for shares of Common Stock and that the other conditions for a closing of a portion of the shares subject to the Offering have been met, the Escrow Agent will release the purchase price of the Securities to the Company and the Company will promptly mail a certificate therefor to the Subscriber or deliver such Securities as instructed after the signature of the Subscriber.
Otherwise, the Escrow Agent will return such funds to the Subscriber, without interest, by mailing a check or by making a wire transfer. Except as otherwise agreed between the Subscriber and the Company, certificates representing the Securities shall not bear any legends restricting transfer.

       2. Irrevocable; Rejection or Acceptance of the Subscription by the Company. This Subscription Agreement is irrevocable by the Subscriber. The Company may, in its sole discretion, accept or reject this Subscription Agreement in whole or in part at any time. If the Company rejects the Subscription Agreement in whole, the Company will promptly cause the Escrow Agent to return the entire amount paid by the Subscriber in connection with this Subscription Agreement, without interest, by mailing a check or by making a wire transfer. If the Company rejects the Subscription Agreement in part, the Company will promptly cause the Escrow Agent to return the amount paid by the Subscriber in connection with the portion of this Subscription Agreement that is rejected, without interest, by mailing a check or by making a wire transfer. Unless and until the Company accepts this Subscription Agreement and the Company receives payment in full for the Securities upon release of the funds therefor from the Escrow Agent, the Subscriber will not become a holder of the Securities subscribed for hereunder and such Securities will not be considered issued or outstanding.

       3.  Prospectus.  The Subscriber has received and reviewed the Prospectus.

       4. Capacity; Enforceability. The Subscriber represents and warrants that: (a) if he is executing this Subscription Agreement in a representative or fiduciary capacity, he has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of his principal; and (b) this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber (or the person for whom he is executing this Subscription Agreement) enforceable against the Subscriber (or such person) in accordance with its terms.

       5. Miscellaneous. This Subscription Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and


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negotiations and all contemporaneous oral agreements concerning such subject matter. This Subscription Agreement may not be amended or terminated except by a writing signed by the party against whom any such amendment or terminations is sought. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several. This Subscription Agreement is governed by the laws of the State of New York.





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Number of shares subscribed for:_____________ Total Amount of Payment:
$________

                              SIGN AND DATE HERE:


ADDRESS OF SUBSCRIBER:                     -------------------------------------
                                                  (Print Name of Subscriber)


                                           By:
-------------------------------------          ---------------------------------
              (Street)                                   (Signature)


-------------------------------------          ---------------------------------
               (City)                              (Print Name of Signatory)


-------------------------------------          ---------------------------------
       (State)          (Zip Code)                (Print Title of Signatory)


-------------------------------------          ---------------------------------
  (Taxpayer Identification Number)                           (Date)

ALTERNATIVE DELIVERY INSTRUCTIONS:



===============================================================================

ACCEPTED:  Date:                   , 1995
                -------------------

INTERFERON SCIENCES, INC.



By:
   ----------------------------------
          Authorized Officer





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